UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2024

The Honest Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40378	90-0750205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12130 Millennium Drive, #500 Los Angeles, CA		90094
(Address of Principal Executive Offices)		(Zip Code)
(888) 862-8818
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HNST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Creative Officer

On April 9, 2024, The Honest Company, Inc. (the “Company”) announced that Jessica Warren will leave her current role as Chief Creative Officer of the Company effective April 9, 2024 (the “Effective Date”). Ms. Warren will remain on the Company’s board of directors (the “Board”), and will receive director compensation pursuant to the Company’s non-employee director compensation policy.

The Company entered into a separation agreement (the “Separation Agreement”) with Ms. Warren, which, together with her Employment Agreement dated as of April 25, 2021 (the “Employment Agreement”) governs the terms of her separation from the Company. The principal terms of the Separation Agreement are summarized below.

Under the Separation Agreement, which will become effective eight days after it is executed by Ms. Warren, provided it is not revoked by Ms. Warren prior to such date, Ms. Warren will receive the following separation payments and benefits: (i) 12 months of her current annual base salary; (ii) the amount equal to Ms. Warren’s target 2023 annual bonus and a pro-rated annual bonus for 2024; and (iii) the vesting of all of the restricted stock units outstanding and unvested as of the Effective Date. The Separation Agreement contains a general mutual release and waiver of claims pursuant to which Ms. Warren and the Company agreed to release each other and certain other parties from any and all claims, charges, causes of action and damages arising on or prior to their execution of the Separation Agreement, subject to certain excluded claims. Additionally, the Company has a Name and Likeness Agreement with Ms. Warren (the “Name and Likeness Agreement”), which among other things, includes a license for her likeness and imposes various obligations on the Company. As part of the Separation Agreement, the Name and Likeness Agreement terminated as of the Effective Date. In connection with the termination of the Name and Likeness Agreement, the Company agreed to remove licensed property from its website, digital assets, social media and Company-owned or -controlled assets and to discontinue use of packaging materials bearing Ms. Warren’s or Ms. Warren’s family’s name, image, likeness, signature or any other element or attribute of their persona, in each case subject to agreed phase our periods.

A copy of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On April 9, 2024, the Company issued a press release announcing Ms. Warren’s departure. In this press release, the Company also re-affirmed the full year revenue and adjusted EBITDA outlook communicated in its March 6, 2024 fourth quarter earnings release. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and the related exhibit are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 9, 2024.
10.1	Mutual Separation Agreement and Mutual Release of Claims between Jessica M. (Alba) Warren and The Honest Company, Inc., dated April 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Honest Company, Inc.

Date:	April 9, 2024	By:	/s/ David Loretta
Name: David Loretta
Title: Executive Vice President, Chief Financial Officer